EXHIBIT 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S. C. Section 1350
as adopted pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer of Cogdell Spencer Inc. (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frank C. Spencer

Name:	Frank C. Spencer
Title:	Chief Executive Officer
The undersigned, the Chief Financial Officer of Cogdell Spencer Inc (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Charles M. Handy

Name:	Charles M. Handy
Title:	Chief Financial Officer